UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2009

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51888	30-0226902
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on Form 8-K filed on August 31, 2009 by Baseline Oil & Gas Corp. (“we”, “us” or “Debtor”) filed a voluntary petition (the “Chapter 11 Case”) for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), in the proceeding titled In re: Baseline Oil & Gas Corp., Debtor, Case No. 09-36291.

On August 28, 2009, the Debtor filed with the Bankruptcy Court its prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) and related Disclosure Statement, along with a series of emergency motions and requests to secure the relief sought in such motions (collectively, the “First Day Motions”). On September 1, 2009 the First Day Motions were heard and approved and orders were entered by the Bankruptcy Court effecting such motions, including setting a hearing date of September 25, 2009 for approval of the Debtor’s prepetition solicitation and the confirmation of the Plan.

Information about the proposed reorganization, including access to the Plan and the Disclosure Statement submitted by the Debtor, as well as motions, orders and other court documents, and other general information about the Chapter 11 Case, is available at www.tkworkplace.com/Baseline.

Item 8.01	Other Events

On September 8, 2009, the Debtor issued a press release announcing the approval of certain interim orders by the Court on “first day” motions. A copy of the press release is attached hereto as Exhibit 99.1.

The information under the caption, “Item 8.01 – Other Events,” including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. This information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release, dated September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2009	Baseline Oil & Gas Corp.

	By:	/s/ Thomas R. Kaetzer
Name: Thomas R. Kaetzer
Title: President

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